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                                                                   Exhibit 21.1


                    List of Subsidiaries of CoorsTek, Inc.

        The following table lists subsidiaries of the Registrant and the respective jurisdictions of their incorporation as of December 31, 2000. All subsidiaries are included in Registrant's consolidated financial statements.

                                                   State/Country of
                  Name                               Incorporation
-------------------------------------------          -------------
CoorsTek, Inc.                                        Delaware
    Alumina Ceramics, Inc.                            Arkansas
    Coors Ceramicon Designs, Ltd., dba
      Coors Tetrafluor, Inc.                          Colorado
    Coors Ceramics Company Limited                    Scotland
    CoorsTek GmbH                                     Germany
    Coors Technical Ceramics Company                  Tennessee
    Coors Wear Products, Inc.                         Colorado
    Wilbanks International, Inc.                      Oregon
    Edwards Enterprises                               California
    CoorsTek Korea Co., Ltd.                          Korea
    CoorsTek Norway, Inc.                             Colorado
    CoorsTek Texas Holding Company                    Delaware
    CoorsTek Austin, L.P. (Limited Partnership)       Texas
    CoorsTek International Sales Corporation          Barbados
    CoorsTek Foreign Sales Corporation                Barbados